

<ARTICLE>                     5
<LEGEND>
     (THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
 FERRELLGAS PARTNERS, L.P. AND SUBSIDIARY BALANCE SHEET ON OCTOBER 31, 1995
AND THE STATEMENT OF EARNINGS ENDING OCTOBER 31, 1995 AND IS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS)
</LEGEND>
<CIK>                         0000922358
<NAME>                        Ferrellgas Partners, L.P.
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. Dollars

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                              JUL-31-1996
<PERIOD-START>                                 AUG-01-1995
<PERIOD-END>                                   OCT-31-1995
<EXCHANGE-RATE>                                1
<CASH>                                         14,570
<SECURITIES>                                        0
<RECEIVABLES>                                  75,108
<ALLOWANCES>                                        0
<INVENTORY>                                    53,370
<CURRENT-ASSETS>                               153,631
<PP&E>                                         525,970
<DEPRECIATION>                                 179,930
<TOTAL-ASSETS>                                 594,298
<CURRENT-LIABILITIES>                          135,895
<BONDS>                                        347,423
<COMMON>                                       156,789
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<OTHER-SE>                                     (57,876)
<TOTAL-LIABILITY-AND-EQUITY>                   594,298
<SALES>                                        114,529
<TOTAL-REVENUES>                               124,588
<CGS>                                           69,109
<TOTAL-COSTS>                                  119,391
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                               9,012
<INCOME-PRETAX>                                (7,303)
<INCOME-TAX>                                   0
<INCOME-CONTINUING>                            (7,303)
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   (7,303)
<EPS-PRIMARY>                                   (0.23)
<EPS-DILUTED>                                   (0.23)

1. For the Ferrellgas Partners, L.P. "MLP", the Common Units and Subordinated Units are considered to possess the characteristics of Common Stock. Note that both are included in the determination of EPS providing support for such a classification.

2. A determination was made that "Deprec. & Amort." and "Vehicle leases" are more appropriately reflected as costs and expenses related to sales and revenues. Therefore, there will be no amounts reported for item 5-03(b)3 "other costs/expenses"



